EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 28, 2022, relating to the consolidated financial statements of Scientific Industries, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Nussbaum Berg Klein & Wolpow, CPAs LLP

Melville, New York

March 15, 2024